Exhibit 10.4
CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into effective this24th day of  June, 2014, by and between EOS Petro, Inc., a Nevada corporation (“EOS”), and YOUSSRI HASSAN an individual  (“YOUSSRY HASSAN”), with EOS and YOUSSRY HASSAN collectively referred to as the "Parties."

                WHEREAS, EOS is a company that is engaged in the business of locating, evaluating and purchasing international oil and gas properties, wells and reserves, along with the further development, exploitation, exploration, additional drilling potential and associated below-ground drilling, workover or recompletion activities (collectively “oil and gas activities”);

WHEREAS, YOUSSRY HASSAN is a geologist with extensive experience at the International level in location and evaluation of oil and gas activities, in Egypt, Libya and Africa;

WHEREAS, YOUSSRY HASSAN has special abilities and experience in the areas of locating investors or funds needed to acquire, develop, operate and conduct oil and gas activities, business development, corporate strategy and asset funding for emerging growth enterprises; and

WHEREAS, YOUSSRY HASSAN has agreed to provide consulting services to EOS in order to assist EOS with general business expansion strategies on new target acquisitions of oil and gas wells or fields; and

WHEREAS, it is the desire of the Parties to define and set out their relationship in writing, including but not limited to the consulting services which YOUSSRY HASSAN shall provide and compensation to YOUSSRY HASSAN.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Parties agree as follows:

1. CONSULTING SERVICES.

A. Services Generally:

EOS hereby agrees to use and retain YOUSSRY HASSAN as a “Director of Exploration and New Ventures “to provide consulting support and advisory services for oil and gas activities, including but not limited to the activities described below and related other support under this Agreement.  YOUSSRY HASSAN shall devote such of its time, as available and can be acceptably scheduled, and effort as necessary to discharge its duties under this Agreement. YOUSSRY HASSAN’s services to EOS shall include, but not be limited to, the following:

o	3D and Drilling Analysis - Analysis of geological and 3D seismic Data on new target acquisitions, business expansion strategies by evaluating additional drilling potentials.

o
Acquisition Assessment and Board Review - YOUSSRY HASSAN will assist EOS with its assessment of all new company acquisitions or asset purchases (such as well, leases and existing reserves, along with additional drilling potentials).  YOUSSRY HASSAN will lead in the detailed evaluation and prepare an appropriate report for the EOS Board with YOUSSRY HASSAN’s recommendation in accordance with energy industry standards.

o	Negotiations – YOUSSRY HASSAN will assist and/or lead the negotiation process of such company or asset acquisitions at the request of EOS.

Assistance may include travel and face-to-face meeting(s) with such targeted acquisitions, as scheduling for involved parties mutually permits.

o
Asset Acquisitions - YOUSSRY HASSAN will assist EOS with its assessment of any targeted oil field, wells, working or royalty interest and associated asset facilities. Work shall include an assessment of new market territories and acquisition targets, whether or not the acquisition is closed or consummated.  Assistance includes expenses for travel and face-to-face meeting(s) with such targeted acquisitions, as scheduling for involved parties mutually permits.

o
Point of Contact for African Deals – EOS hereby appoints YOUSSRY HASSAN as its authorized representative to receive, on its behalf, all data, spreadsheets, offering documents and other documentation from third parties regarding EOS’ oil and gas activities in Africa and other areas of the world. YOUSSRY HASSAN shall immediately provide copies of any such documentation and related correspondence to EOS. EOS shall provide YOUSSRY HASSAN with an EOS e-mail account and business cards stating YOUSSRY HASSAN’s title of Director of Exploration & New Ventures within EOS, which EOS authorizes YOUSSRY HASSAN to use solely for the purposes of and in accordance with this Agreement. For the avoidance of doubt, YOUSSRY HASSAN acknowledges that he is an “Independent Contractor,” and is not in any way the legal representative or agent of EOS, and may not use the EOS e-mail account, business cards or anything else provided under this Agreement to assume or create in writing or otherwise any obligation of any kind, expressed or implied, in the name of, or on behalf of, EOS. In particular, YOUSSRY HASSAN does not have any right to, and will not attempt to, obligate the Company to any third party in any manner and will not act in any manner that could lead a third party to believe that YOUSSRY HASSAN can obligate EOS in any manner. When communicating with any third party, YOUSSRY HASSAN shall specifically state that he is an independent contractor of EOS and cannot obligate EOS in any manner.

o
Miscellaneous - Other specific assignments determined by EOS and approved by YOUSSRY HASSAN, as scheduling for involved parties mutually permits. YOUSSRY HASSAN agrees to make reasonable efforts to carry on any and all such other activities as may be necessary to provide the Consulting Services outlined above, and to support the growth and operation of the business of EOS.

B. Exclusivity:

For so long as this agreement remains in effect, YOUSSRY HASSAN shall be restricted from engaging in all other oil and gas activities for any other third parties during the Term of this Agreement. YOUSSRY HASSAN expressly agrees that he will not provide advice to, perform services for or otherwise assist any person, company or entity that, directly or indirectly, owns or is interested in oil and gas activities during the Term of this agreement, or otherwise given in written consent from EOS

3. TERM. The Agreement shall commence as of the date first written above and shall continue for a minimum period of 24 months, provided, however, that EOS may terminate during the initial term with immediate effect if YOUSSRY HASSAN commits fraud or willfully or negligently fails to comply with any of the terms of this Agreement. Thereafter, this Agreement shall continue indefinitely or until terminated by either of the Parties upon 30 days written notice thereof to the other Party at any given time.  Such notice to be provided by U.S. Mail or email communication, receipt confirmed.

4. MINIMUM MANPOWER COMMITMENT AND COMPENSATION.

A. Manpower:

YOUSSRY HASSAN will himself provide the work necessary to meet the requirements of the Consulting Services as outlined above. YOUSSRY HASSAN will commit either to one (1) in-person or one (1) videoconference meeting per month, preferably in a manner that shall integrate with other YOUSSRY HASSAN travel activity, to maximize efficiency and to minimize travel expense to EOS. In addition, YOUSSRY HASSAN and EOS agree to be available for a conference call on one or two afternoons each week to review general strategy and status of business. At other times, YOUSSRY HASSAN will provide regular email updates along with a more formal Monthly Report. YOUSSRY HASSAN will also provide any opinion it may have, if any, regarding the use of new technology for future target acquisitions.

B. Compensation:

•
Transaction Fees. EOS agrees to pay YOUSSRY HASSAN the following additional commission or fee, on transactions that are located by, originated by or presented, in whole or part, by Mr. Youssry Hassan, and which shall be set forth on Exhibit A attached hereto, which may be amended from time to time by the parties by mutual written consent (“Transactions”):

2.5% for Transactions valued at closing under $25 million
2.0% for Transactions valued at closing under $50 million
1.5% for Transactions valued at closing under $100 million or
1.0% for Transactions valued at closing over $100 million;
provided however that to the extent EOS closes a deal with the Kuwait Energy Company that qualifies as a “Transaction ” YOUSSRY HASSAN shall receive 1.5% for such Transaction valued at closing.

•
Stock Compensation. In exchange for Youssry Hassan’s efforts and support of EOS’s oil and gas activities under this Agreement, YOUSSRY HASSAN shall be granted  1,000,000 restricted shares of EOS (or any affiliate or related entity that closes a transaction) common stock or membership interest (the “Shares”)as follows:

o
If EOS is successfully and finally awarded the Block 3, El Matariya Onshore concession recently identified in the February 15, 2014 bid round announcement of Egyptian Natural Gas Holding Company (the “Recent Egypt Bid”), it shall issue to YOUSSRY HASSAN 250,000 of the Shares, provided that, immediately prior to such issuance: (i) YOUSSRY HASSAN truthfully and faithfully completes the subscription agreement attached hereto as Exhibit B; and

(ii) such completed subscription agreement provides EOS with an exemption from registration for issuing such Shares to YOUSSRY HASSAN. Failure to qualify for such an exemption will eliminate EOS obligation to provide Shares to YOUSSRY HASSAN under this subparagraph.

o
If, after EOS is successfully and finally awarded the Recent Egypt Bid, it drills on such property and discovers oil and/or gas reserves, it shall issue to YOUSSRY HASSAN 250,000 of the Shares, provided that, immediately prior to such issuance: (i) YOUSSRY HASSAN truthfully and faithfully completes the subscription agreement attached hereto as Exhibit B; and (ii) such completed subscription agreement provides EOS with an exemption from registration for issuing such Shares to YOUSSRY HASSAN. Failure to qualify for such an exemption will eliminate EOS obligation to provide Shares to YOUSSRY HASSAN under this subparagraph.

o
If EOS successfully acquires another oil and gas property(other than the 2014 Egypt Bid) with a net minimum of 25,000,000 barrels of proved oil reserves after the date of this Agreement, and such acquisition otherwise qualifies as a “Transaction” for which YOUSSRY HASSAN provided services pursuant to this Agreement, it shall issue to YOUSSRY HASSAN 250,000 of the Shares, provided that, immediately prior to such issuance:(i) YOUSSRY HASSAN truthfully and faithfully completes the subscription agreement attached hereto as Exhibit B; and (ii) such completed subscription agreement provides EOS with an exemption from registration for issuing such Shares to YOUSSRY HASSAN. Failure to qualify for such an exemption will eliminate EOS obligation to provide Shares to YOUSSRY HASSAN under this subparagraph.

o
The remaining 250,000 of the Shares may be granted to YOUSSRY HASSAN for other exemplary services provided under this Agreement as the Board of Directors may decide, from time to time and in its sole and absolute discretion, to award to YOUSSRY HASSAN.

•
Monthly Fees. Commencing on September 1, 2014 and continuing on each one month anniversary thereof for so long as this Agreement remains in effect, EOS shall provide to YOUSSRY HASSAN a NET monthly consulting fee of $25,000.00 as follows: (i) $15,000.00 shall be paid immediately, if such date is a business day, or if not, on the next business day, to YOUSSRY HASSAN; and (ii) the remaining $10,000.00 of the $25,000.00 monthly consulting fee shall be deferred, but not abated, until the end of the fiscal year in which such fees were earned, at which point EOS shall within fifteen business days of the end of such fiscal year pay to YOUSSRY HASSAN all deferred fees earned by YOUSSRY HASSAN in that year.

•
Annual Bonus. Commencing at the end of the 2014 fiscal year and continuing thereafter on each one year anniversary thereof, EOS shall pay to YOUSSRY HASSAN an annual bonus equal to a NET of $50,000.00 for an entire year of services provided under this Agreement. Such bonus shall be paid to YOUSSRY HASSAN within fifteen business days of the end of each such fiscal year. If this Agreement is terminated at any time other than the end of a fiscal year, the annual bonus payable to YOUSSRY HASSAN shall be reduced proportionately to the number of days in the fiscal year that this Agreement remained in effect. For the avoidance of doubt, the annual bonus payable to YOUSSRY HASSAN at the end of the 2014 fiscal year shall be proportionately reduced from $50,000 to take into account that the services provided by YOUSSRY HASSAN under this Agreement did not commence until the date first written above. Additionally Mr. Hassan will receive annually $10,000 US dollars to cover personal and family medical insurance.

•
Expenses. EOS shall reimburse YOUSSRY HASSAN for certain out-of pocket expenses incurred in the performance of this Agreement, but such expenses shall be reimbursable only if the following criteria are satisfied: (i) expenses are pre-approved in writing by EOS; (ii) expenses are reasonable and actually incurred by YOUSSRY HASSAN; and (iii) YOUSSRY HASSAN provides appropriate documentation.

•
Any fees, stock options, stock warrants or other compensation due to YOUSSRY HASSAN, shall survive any termination of this Agreement, including but not limited to any commissions or fees due and payable to YOUSSRY HASSAN at the closing of any such Transaction or any issuance of Shares. In addition, any assignment or transfer of this Agreement, in whole or part, shall be made subject to the terms and conditions of this Agreement, including but not limited to all fees or commissions due or that may be due to YOUSSRY HASSAN.

5. REPRESENTATIONS AND WARRANTIES.

A. General:

The Parties hereby represent and warrant to each other that they have full power and authority to execute, deliver and perform the terms and provisions of this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Parties enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy or similar laws relating to or limiting creditors' rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

B. Foreign Corrupt Practices:

EOS has apprised YOUSSRY HASSAN of the Foreign Corrupt Practices Act, 15 U.S.C. § 78 dd et seq., ("FCPA"). YOUSSRY HASSAN has reviewed the purposes of the FCPA, the prohibited transactions and the penalties for violation thereof. YOUSSRY HASSAN further acknowledges such appraisal and receipt of a copy of the FCPA. The FCPA makes it illegal to make, offer or agree to offer anything of value to any government official, political party or official thereof, of candidate for governmental office in order to obtain, retain or direct business to any business enterprise or person, or to obtain an improper advantage. YOUSSRY HASSAN represents that it understands the purposes, prohibitions and penalties stated in the FCPA. YOUSSRY HASSAN shall not commit any act that would place EOS in jeopardy under the FCPA. Violations of the FCPA by YOUSSRY HASSAN shall not be suggested, condoned or encouraged by EOS.

6. MUTUAL INDEMNIFICATION.  YOUSSRY HASSAN agrees to indemnify, defend and hold EOS harmless from and against any and all claims, demands, judgments, liabilities, defense costs, or suits, including, but not limited to claims, demands, judgments or suits for property damage, bodily injury, illness, disease, death or for loss of services, or wages or for loss of consortium or society, by YOUSSRY HASSAN or its agents, subcontractors, any employee or their spouses, relatives, or dependents, which in any way, directly or indirectly, arise out of or relate to the performance of work or services provided under this Agreement, regardless of whether the damage, bodily injury, illness, disease, death or loss was caused by the sole, concurrent or partial negligence, fault or strict liability of EOS or any other person, and whether or not such negligence, fault or strict liability precedes the execution of this Agreement, except to the extent caused by the willful misconduct or gross negligence of the Indemnified Party or its representatives. EOS shall likewise, to the same extent and under the same terms written in this paragraph above, indemnify, defend and hold YOUSSRY HASSAN harmless from any and all such claims, demands, judgments, liabilities, defense costs, or suits, including, but not limited to claims, demands, judgments or suits for property damage, bodily injury, illness, disease, death or for loss of services, or wages or for loss of consortium or society, by EOS or its agents, subcontractors, any employee or their spouses, relatives, or dependents, which in any way, directly or indirectly, arise out of or relate to the performance of work or services provided in connection with this Agreement, regardless of whether the damage, bodily injury, illness, disease, death or loss was caused by the sole, concurrent or partial negligence, fault or strict liability of YOUSSRY HASSAN or any other person, and whether or not such negligence, fault or strict liability precedes the execution of this Agreement, except to the extent caused by the willful misconduct or gross negligence of the Indemnified Party or its representatives.

Each party entitled to indemnification under this Agreement (the "Indemnified Party"), shall give notice to the party required to provide indemnification hereunder (the "Indemnifying Party") with reasonable promptness after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this section. Upon receipt of such notice, the Indemnifying Party shall conduct the defense of such claim or any litigation resulting there from. The Indemnified Party may, however, participate in such defense at such Indemnified Party's sole expense. The Indemnified Party shall furnish such information regarding the claim in question as the Indemnifying Party may reasonably request in writing in connection with the defense of any such claim and litigation resulting there from.

7.  INDEPENDENT CONTRACTOR. YOUSSRY HASSAN shall perform all Services pursuant to this Agreement as an independent contractor and neither YOUSSRY HASSAN nor its employees, officers, agents or subcontractors shall be subject to the control or direction of EOS as to details of performing the work, except as to the results of the services and work provided and the acceptable condition of any equipment. EOS shall, however, be entitled to make such requests for reports and information as it may deem necessary in furtherance of its interests and to ensure compliance with this Agreement. YOUSSRY HASSAN agrees to comply with all laws, rules, and regulations, whether federal, state, or municipal, which now or in the future may be applicable to all service or work performed.Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, or as employer or employee. Except as otherwise expressly provided herein, YOUSSRY HASSAN and its representatives acknowledge that it, or its offices or employees, are not an officer, director or agent of EOS in any way and as such may not commit EOS to any action.

8.  MISCELLANEOUS PROVISIONS.

(a)           Confidentiality. Simultaneously with the execution of this Agreement, EOS and YOUSSRY HASSAN shall execute the Confidentiality and Non-Disclosure Agreement attached hereto as Exhibit C.

(b)           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of Nevada, without giving effect to the principles of conflicts of laws thereof.

(b)           Attorney Review.  The Parties acknowledges that this Agreement will have important legal consequences and imposes significant requirement on each Party.  Accordingly, the Parties acknowledge that they have considered retaining or have retained legal counsel to review this Agreement and that each Party has been provided with adequate time to obtain such review.

(c)           Arbitration.  The Parties agree that in the event of any and all disagreements and controversies arising from this Agreement such disagreements and controversies shall be subject to binding arbitration as arbitrated in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association to be held in Los Angeles before one neutral arbitrator. Either Party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Without waiving any remedy under this Agreement, either Party may also seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that Party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy). In the event of any such disagreement or controversy, neither Party shall directly or indirectly reveal, report, publish or disclose any information relating to such disagreement or controversy to any person, firm or corporation not expressly authorized by the other Party to receive such information or use such information or assist any other person in doing so, except to comply with actual legal obligations of such Party or unless such disclosure is directly related to an arbitration proceeding as provided herein, including, but not limited to, the prosecution or defense of any claim in such arbitration.  The costs and expenses of the arbitration (including attorneys’ fees) shall be paid by the non-prevailing Party or as determined by the arbitrator.  The Parties are hereby waiving any claims against each other party for any activities or prior business transactions between the parties to date.  This paragraph shall survive the termination of this Agreement.

 (d)           Entire Agreement. This Agreement contains the entire agreement and understanding between the parties and merges and supersedes any prior understandings or agreements, whether written or oral.  The provisions of this Agreement shall be amended or waived only with the written consent of both parties hereto.  No other course of dealing between the Parties or any delay in exercising any rights hereunder will operate as a waiver of any rights of either Party under this Agreement.

(e)           Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by YOUSSRY HASSAN and the Company and their respective successors and permitted assigns, except however, that this Agreement will automatically terminate without further liability on the part of either party due to the death or incapacitation of YOUSSRY HASSAN. YOUSSRY HASSAN may not assign all or any part of this Agreement without the express prior written consent of EOS. No assignment or transfer of any rights hereunder by EOS shall relieve it or the acquiring party of any obligations and responsibilities hereunder to YOUSSRY HASSAN, and the assignment or transfer shall be made subject to the terms and conditions of this Agreement.

(f)           No waiver of Rights.  The failure of either Party to (i) enforce any of the provisions of this Agreement or any rights with respect thereto or (ii) exercise any election provided for herein shall in no way be a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. The failure of either Party to exercise any of YOUSSRY HASSAN provisions, rights or elections shall not preclude or prejudice such Party from later enforcing or exercising the same or any other provision of this Agreement or any rights or elections which it has hereunder.

(g)           Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed effective and given upon actual delivery, if delivered by hand, or via email transmission with a confirmation provided by the other party.  Notices may also be sent via one (1) business day after the date sent by nationally recognized overnight courier service, telex or facsimile transmission, or five (5) business days after the date sent by registered or certified mail, return receipt requested, postage prepaid, addressed in each case, to the following addresses:

i.           To EOS Petro, Inc.:

                                Nikolas Konstant
1999 Avenue of the Stars Suite 2520
Los Angeles, CA. 90067
e-mail: nkonstant@eos-petro.com
fax: 310-277-0591

ii.           To YOUSSRY HASSAN :

Youssry Hassan
No. 110, Road 12, Area 2, 5th Suburb, 5th Settlement
New Cairo, Egypt
e-mail: yhassaan2005@hotmail.com

(h)           Assignability. This Agreement may be assigned to any wholly owned affiliate of either Party to this Agreement.  Neither this Agreement nor any right, remedy obligation or liability arising hereunder or by reason hereof shall be assignable by either Party to any third party without the prior written consent of the other party hereto. Any assignment or transfer shall be made subject to the terms of this Agreement, and the assignment or transfer shall void unless made subject to this Agreement.

(i)           Severability.  If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

(j)           Limitation of Liability. In no event shall either Party be liable to the other Party for any indirect, special, punitive or consequential damages, nor for any claim against the other Party made by any person or entity arising from or in any way related to this Agreement or from the services provided by hereunder, except for the liability and indemnification obligations set forth under Section 7 hereof.

(k)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EOS Petro Inc.

By: /s/ Nikolas Konstant
Name: Nikolas Konstant
Its: Chairman of the Board

YOUSSRY HASSAN

By: /s/ Youssry Hassan
Name: Youssry Hassan
An Individual

EXHIBIT A – list of qualifying “Transactions”

*Block 3 El Matariya Onshore bid
*Kuwait Energy Company

EXHIBIT B

SUBSCRIPTION AGREEMENT AND

INVESTOR QUESTIONNAIRE

EOS PETRO, INC.

[provided separately]

EXHIBIT C

NON-DISCLOSURE, NON-CIRCUMVENTION AND CONFIDENTIALITY AGREEMENT

This Non-Disclosure, Non-Circumvention and Confidentiality Agreement (this “Agreement”) is made and entered into as of June 24, 2014 by and between Eos Petro, Inc. (“Disclosing Party”) and Youssry Hassan (the “Receiving Party”). Disclosing Party and Receiving Party shall each sometimes be referred to individually as a “Party” and collectively as the “Parties.”

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.     Purpose.  The Parties wish to explore a business consulting opportunity of mutual interest (the “Opportunity”) in strict confidence.  Solely and exclusively for the purpose of evaluating the Opportunity, Disclosing Party or its affiliates or such Party’s or its affiliates’ respective directors, officers, employees, representatives (including, without limitation, financial, scientific or technical advisors, attorneys and accountants) or agents (collectively, the “Representatives,” and together with the Disclosing Party, the “Disclosing Parties”) may provide to the Receiving Party or its Representatives (together with the Receiving Party, the “Receiving Parties”) certain nonpublic, confidential or proprietary business, financial, technical and scientific information or data that the Disclosing Party desires each of the Receiving Parties to treat as confidential. Receiving Party agrees to keep all such information confidential and agrees that Receiving Party will be responsible for any breach of this Agreement by any of its Representatives.

2.     Confidential Information.

a.      “Confidential Information” means: (i) any information disclosed by Disclosing Party to Receiving Party, either directly or indirectly, in writing, orally or by inspection of tangible objects, including, without limitation, financial analyses, financing strategies, samples of concepts, data, design documents, development plans, data, drafts, drawings, engineering information, flow sheets, formulae, feasibility studies, hardware configuration information, know-how, ideas, inventions, methods, notes, processes, projections, records, reports, research, specifications, studies, technical information, technology, test, sample or any other results, timelines, trade secrets or any other information which is designated as “confidential” or “proprietary” or by words of similar effect, either in writing or orally, prior to, at or promptly after the time of disclosure; (ii) any information that Receiving Party clearly understands by the nature of the information to be confidential, proprietary information of Disclosing Party (collectively with the information in Section 2.a.(i), the “Disclosed Information”); or (iii) any information obtained, directly or indirectly, by a Receiving Party or its Representatives through inspection ,review or analysis of the Disclosed Information.

b.      Confidential Information may also include information of a third party that is disclosed under this Agreement.  Confidential Information shall not, however, include any information that: (i) becomes publicly known and made generally available in the public domain prior to or after the time of disclosure by Disclosing Party through no action or inaction of Receiving Party; (ii) is obtained by Receiving Party from a third party lawfully in possession of such information and without a breach of such third party’s obligations of confidentiality; (iii) is independently developed by Receiving Party without use of or reference to Disclosing Party’s Confidential Information, as shown by documents and other competent evidence in Receiving Party’s possession; or (iv) is lawfully in Receiving Party’s possession without breach of any duty of confidentiality to Disclosing Party prior to the date hereof.

c.      The Parties and their Representatives further expressly acknowledge and agree that the existence and content of the Parties’ discussions regarding the Opportunity are Confidential Information.  Except as expressly authorized under this Agreement, Receiving Party shall not disclose to any person or entity, including, without limitation, any publication, journal, member of the press, any investor, lender, stockholder, employee or consultant of the other Party, or any other unauthorized third party, that such discussions are taking or have taken place.  Receiving Party shall not make any unilateral public disclosure, whether “on” or “off” the record, concerning the substance of such discussions and/or concerning the fact that such discussions have occurred, regardless of whether or not any business arrangement or agreement is achieved by the Parties.  Any public disclosure must be approved in writing by Disclosing Party prior to release or publication.  Notwithstanding the foregoing, the Parties expressly understand and agree that both Parties shall be permitted, without the consent of any other Party, to file or furnish a Current Report on Form 8-K with the United States Securities and Exchange Commission and such other reports as each Party reasonably believes is/are required under the rules and regulations of the federal and state securities laws concerning the Opportunity or any definitive agreement, understanding or arrangement that may reached between the Parties concerning the Opportunity.

d.      The Receiving Party expressly acknowledges and agrees that the Disclosing Party is the owner of all of its Confidential Information, any and all copies thereof, and any and all copyrights, trade secrets, patents, trademarks, industrial design rights and other intellectual or industrial property rights therein or associated therewith. The Receiving Party further acknowledges and agrees that all Confidential Information disclosed by the Disclosing Party to the Receiving Party is and shall remain the Disclosing Party’s property.

3.      Restrictions on Use and Disclosure of Confidential Information.

a.      Receiving Party shall not disclose the Confidential Information without the prior written consent of the Disclosing Party and shall at all times during the term of this Agreement maintain the secrecy and confidentiality of the Confidential Information.  Receiving Party shall not, without the prior written consent of the Disclosing Party, use the Confidential Information for personal gain, personal benefit or any purpose other than to evaluate and engage in discussions with the Disclosing Party regarding the Opportunity; provided, however, that Receiving Party may disclose the Confidential Information to its Representatives who have: (i) a bona fide and articulable need to have the Confidential Information in order for a Receiving Party to evaluate or engage in discussions concerning the Opportunity; (ii) been expressly informed by Receiving Party of the confidential nature of the Confidential Information; (iii) agreed in writing to be bound by this Agreement or who are otherwise legally bound in writing to protect Confidential Information as provided in this Agreement.

b.      Receiving Party shall not: (i) reverse engineer, disassemble or decompile any prototypes, software or other tangible objects that embody the Confidential Information and that are provided to, inspected by or worked on by the Receiving Party under this Agreement; (ii) attempt to or assist others to develop, produce, market or sell any product or provide any service based on or utilizing, in whole or in part, any such Confidential Information; or (iii) make copies, excerpts or summaries of any Confidential Information without first requesting and receiving the Disclosing Party’s prior written consent to such action.

c.      If Receiving Party receives notice of a request enforceable by law requiring that it disclose or produce any Confidential Information to a court, other governmental agency, private litigant or the like, such Receiving Party shall, if legally permitted, provide Disclosing Party with prompt written notice of such requirement sufficiently in advance of such required disclosure to allow Disclosing Party an opportunity to seek a protective order or other appropriate relief prohibiting or limiting such disclosure, and the Receiving Party shall provide such assistance as Disclosing Party may reasonably request in obtaining such order or other relief.  Subject to compliance with the foregoing sentence, the Receiving Party may furnish that portion (and only that portion) of the Confidential Information that the Receiving Party is legally compelled or is otherwise legally required to disclose.

4.      No Trading on or Tipping of Confidential Information.  Receiving Party acknowledges and agrees that certain or all of the Confidential Information may be deemed “material, nonpublic information” under applicable federal and state securities laws, rules and regulations.  Receiving Party acknowledges that it and its Representatives are aware that United States securities laws would prohibit any person who has material non-public information about a company from purchasing or selling, directly or indirectly, securities of such company (including entering into hedge transactions involving such securities), or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.  Receiving Party will not use or permit any third party to use, and will use its best efforts to assure that none of its Representatives use or permit any third party to use, any Confidential Information in contravention of United States securities laws.  Receiving Party will not purchase, sell, trade, transfer or otherwise transact in the Disclosing Party’s securities while in possession of any Confidential Information and will use its best efforts to assure that none of its Representatives not purchase, sell, trade, transfer or otherwise transact in the Disclosing Party’s securities while in possession of any Confidential Information.

5.      Maintenance of Confidentiality.  Receiving Party agrees that it shall protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information.  Without limiting the foregoing, Receiving Party shall take at least those measures to protect the Confidential Information as it takes to protect its own confidential information of a similar nature, but in no case less than reasonable care.  Receiving Party shall ensure that any Representatives who have access to the Confidential Information have agreed in writing to be bound by this Agreement or are otherwise legally bound in writing to protect Confidential Information as provided in this Agreement, prior to any disclosure of Confidential Information.  All Confidential Information must be retained by the Receiving Party in a secure place with access limited to only such of the Receiving Party’s Representatives as have fulfilled the requirements specified in this Agreement.  Receiving Party shall reproduce Disclosing Party’s proprietary rights notices on any such authorized copies, in the same manner in which such notices were set forth in or on the original.  Receiving Party shall immediately notify Disclosing Party of any use or disclosure of the Confidential Information in violation of this Agreement of which the Receiving Party becomes aware.

6.      No Obligation.

a.      Nothing in this Agreement shall obligate either Party to: (i) engage in discussions regarding the Opportunity; (ii) disclose any particular Confidential Information to the other Party; or (iii) enter into or proceed or continue with any agreement, transaction or relationship with the other Party.

b.      The exchange of any Confidential Information between the Parties is not intended to be interpreted that the Parties have thereby formed or will form a partnership, joint venture or other relationship.  Any business relationship between the Parties, if any, must be memorialized and governed by a separate written agreement signed by the Parties.

c.      Each Party reserves the right, in its sole discretion, to terminate: (i) any discussions regarding the Opportunity at any time and for any reason; and (ii) any agreement, transaction or relationship in accordance with the terms of any such agreement, transaction or relationship and applicable law.

7.      Representations and Limitations Regarding Confidential Information.

a.      Disclosing Party: (i) warrants that it has the right to disclose all Confidential Information that it will disclose to the Receiving Party pursuant to this Agreement; and (ii) agrees to indemnify and hold harmless the Receiving Party from all claims by a third party related to any alleged wrongful disclosure of such third party’s information to the Receiving Party.

b.      Except as expressly provided in Section 7.a. above, the Parties mutually acknowledge and agree that all Confidential Information is being provided by the Disclosing Party to the Receiving Party on an “AS IS” basis.  THE DISCLOSING PARTY MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, RESPECTING THE PROVISION OF THE CONFIDENTIAL INFORMATION, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY.

8.      Return or Destruction of Confidential Information.

a.      All documents and other tangible objects containing or representing the Confidential Information, and all copies or extracts thereof, that are in the possession of Receiving Party, shall be and remain the property of Disclosing Party.

b.      Within five (5) calendar days following delivery by the Disclosing Party to the Receiving Party of a written request that all or specified portions of the Confidential Information be returned to the Disclosing Party, the Receiving Party shall assemble and return to the Disclosing Party (or alternatively, with the consent of the Disclosing Party, shall destroy) all such Confidential Information, including all copies, excerpts and/or summaries thereof, that remains in the Receiving Party’s possession, custody or control at that time.  Within five (5) calendar days following either Party’s election not to continue discussions regarding the Opportunity or not to proceed with or continue any transaction or relationship between the Parties, Receiving Party shall assemble and return to the Disclosing Party (or alternatively, with the consent of the Disclosing Party, shall destroy) all Confidential Information, including all copies, excerpts and/or summaries thereof, that remains in the Receiving Party’s possession, custody or control at that time.  In either case, an officer of the Receiving Party shall certify in writing to the Disclosing Party that the specified Confidential Information has been returned or destroyed, as the case may be.

9.      No License.  Nothing contained in this Agreement is intended as or may be deemed or construed to constitute the grant of a license or other right the Disclosing Party to a Receiving Party in any Confidential Information or in any patents, copyrights, trademarks, trade secret rights or other proprietary rights of the Disclosing Party under any intellectual property principles or laws.

10.      Non-Circumvention.  For a period of two (2) years from the date first written above, Receiving Party agrees that it will not, without Disclosing Party’s prior written authorization, undertake or enter into a specific transaction, the existence of or opportunity for which was first disclosed by a Disclosing Party to a Receiving Party as Confidential Information, with any third party except through and with the involvement of a Disclosing Party; provided, however, that the foregoing will not preclude a Receiving Party from investing in, discussing, negotiating or otherwise communicating with parties known to or that become known to the Receiving Party in the ordinary course of its business if such activities do not involve specific transactions disclosed by Disclosing Party as Confidential Information.  As used in this Section 10, a “specific transaction” means a specific business transaction involving identified assets and structure that is clearly identified at the time of disclosure, and does not mean merely the names of persons, entities and the like.

11.      Term.  The obligations of Receiving Party under this Agreement shall survive until such time as all Confidential Information disclosed hereunder becomes publicly known and made generally available through no action or inaction of  Receiving Party, but in no event more than two (2) years after the last disclosure of Confidential Information under this Agreement.

12.      Remedies.  Receiving Party understands and agrees that its breach or threatened breach of this Agreement will cause irreparable injury to Disclosing Party and that money damages will not provide an adequate remedy for such breach or threatened breach, and Receiving Party hereby agrees that, in the event of such a breach or threatened breach, Disclosing Party will be entitled, without the requirement of posting a bond or other security, to obtain equitable relief, including injunctive relief and specific performance.  Disclosing Party’s rights under this Agreement are cumulative, and Disclosing Party’s exercise of one right shall not waive Disclosing Party’s right to assert any other legal remedy.  Disclosing Party shall be entitled to recover all of its direct, indirect, and consequential damages from Receiving Party for any breach or threatened breach of this Agreement.

13.      Counterparts and Facsimiles.  The Parties (and their respective Representatives) may execute this Agreement in counterparts, each of which is deemed an original, but all of which together constitute one and the same agreement.  This Agreement may be delivered by facsimile or electronic transmission, including by e-mail as a PDF, and facsimile or PDF copies of executed signature pages shall be binding as originals.

14.      Notices.  Any written notice or request provided for or permitted under this Agreement will be treated as having been given when delivered personally, sent by confirmed facsimile, sent by commercial overnight courier with written verification of receipt or mailed postage prepaid by certified or registered mail, return receipt requested, to the Parties to be notified, at the addresses set forth on the signature page(s) hereto, or at such other place of which the other Party has been notified in accordance with the provisions of this Section 14.

15.      Miscellaneous.

a.      If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

b.      This Agreement shall benefit and bind each Party and its respective Representatives and their respective successors, heirs, legal representatives and permitted assigns.

c.      This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California.  The Parties and their respective Representatives accordingly agree that jurisdiction of any dispute which may arise hereunder shall lie in the District Court for the County of Los Angeles, State of California.  The prevailing Party in any legal action arising under or relating to this Agreement shall be entitled to recover costs, expenses and reasonable attorneys’ fees (including on appeal) from the non-prevailing Party.

d.      This Agreement constitutes the entire agreement between the Parties and their respective Representatives and supersedes all prior written and oral agreements between the Parties and their respective Representatives regarding the subject matter of this Agreement, and neither Party or their respective Representatives shall have any obligation, express or implied by law, with respect to trade secret or proprietary information of the other Party or their respective Representatives except as set forth in this Agreement.

e.      Neither Party may assign, transfer or delegate the rights and obligations created by this Agreement without the express written consent of the other Party.

f.      No provision of this Agreement may be waived except by a writing executed by the Party against whom the waiver is to be effective.  A Party’s failure to enforce any provision of this Agreement shall neither be construed as a waiver of the provision nor prevent the Party from enforcing any other provision of this Agreement.

g.      No provision of this Agreement may be amended or otherwise modified except by a writing signed by the Parties to this Agreement.

h.      The Parties and their respective Representatives agree that each of them and/or their respective counsel has reviewed and had the opportunity to revise this Agreement and, therefore, the Agreement shall not be construed against the Party preparing it, but shall be construed as if all parties jointly prepared this Agreement and any uncertainty and ambiguity shall not be interpreted against any one Party.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth below their signatures.

“DISCLOSING PARTY”
EOS PETRO, INC.
/s/ Nikolas Konstant

By: Nikolas Konstant
Name:
Title:

Date: June 24, 2014

Address for notices:
Nikolas Konstant
Chief Financial Officer
1999 Avenue of the Stars, Suite 2520
Los Angeles, CA 90067
Telephone: 310-552-1555
Facsimile: 310-277-0591

“RECEIVING PARTY”
___________________________________
/s/ Youssry Hassan

By: Youssry Hassan
Name:
Title:

Date: June 24, 2014

Address for notices:
________________________________________________

________________________________________________

________________________________________________

Telephone:    _____________________________________

Facsimile:       _____________________________________